Exhibit 10.1

TRANSITION, SEPARATION AND

RELEASE AGREEMENT

This TRANSITION, SEPARATION AND RELEASE AGREEMENT (this “Agreement”) is entered into by and between Talos Energy Operating Company LLC, a Delaware limited liability company (the “Company”), and Michael L. Harding (“Employee”). Talos Energy Inc., a Delaware corporation and parent of the Company (the “Parent”), enters into this Agreement for the limited purpose of acknowledging and agreeing to the provisions set forth in Section 3(b) and Section 3(c). The Company, Employee and, when applicable, the Parent, are each referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Employee and the Company entered into an employment agreement on March 14, 2016, which was amended in connection with Employee’s execution of the participation agreement for the Severance Plan (as defined below) to cancel all sections other than Section 9 and Section 10 thereof (the “Employment Agreement”);

WHEREAS, Employee is a participant in the Talos Energy Operating Company LLC Executive Severance Plan (the “Severance Plan”);

WHEREAS, Employee’s employment with the Company will terminate as of August 13, 2019, unless the Parties mutually agree to a different termination date (the actual date on which Employee experiences a separation from service with the Company, the “Separation Date”);

WHEREAS, pursuant to the Severance Plan, Employee is eligible to receive certain severance payments and benefits, which severance payments and benefits are conditioned upon Employee’s execution and delivery of this Agreement and the execution, delivery and non-revocation of the Confirming Release (as defined below); and

WHEREAS, the Parties wish to resolve any and all claims that Employee has or may have against the Company and the other Company Parties (as defined below), including any claims that Employee has or may have arising from or relating to Employee’s employment, or the end of Employee’s employment, with any Company Party.

NOW, THEREFORE, in consideration of the promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Employee and the Company, the Parties hereby agree as follows:

1.    Transition Assistance; Separation from Employment; Resignation.

(a)    Between the date on which Employee signs this Agreement (the “Signing Date”) and the Separation Date, Employee shall (i) remain employed by the Company and (ii) continue to be eligible to receive his base salary and be eligible for other compensation and benefits for which he is eligible as of the Effective Date.

(b)    Between the Signing Date and the Separation Date, Employee shall continue to perform his duties as Chief Accounting Officer or such reduced or otherwise modified duties as may be requested by the President and Chief Executive Officer of the Company, and Employee shall assist the Company in transitioning his duties and knowledge regarding the businesses and operations of the Company and its affiliates to such individual(s) as the Company may designate from time to time.

(c)    The Parties acknowledge and agree that Employee’s employment with the Company will end as of the Separation Date and that, as of the Separation Date, Employee will no longer be employed by any Company Party. The Parties further acknowledge and agree that, as of the Separation Date, Employee will automatically be deemed to have resigned (i) as an officer of the Company, the Parent and each of their respective affiliates (as applicable) and (ii) from the board of managers, board of directors, or similar governing body of each of the Company, the Parent and their respective affiliates (as applicable) and any other corporation, limited liability company, or other entity in which the Company or any of its affiliates holds an equity interest or with respect to which board or similar governing body Employee serves as the designee or other representative of the Company or any of its affiliates. Employee agrees to (A) reasonably cooperate with the Company and its affiliates to effectuate the resignations described in the preceding sentence and (B) complete any other actions the Company or its affiliates may reasonably require to effect such resignation.

2.    Restrictive Covenants; Permitted Disclosures.

(a)    Employee acknowledges and agrees that, in connection with Employee’s employment with the Company, Employee has obtained Confidential Information (as defined in each of the Employment Agreement and the Severance Plan), and that Employee has continuing (i) obligations to the Company and the other Company Parties (including with respect to confidentiality) pursuant to Section 9 of the Employment Agreement, Section 7 of the Severance Plan and the Company’s employee handbook, (ii) non-disparagement obligations to the Company and the other Company Parties pursuant to Section 10 of the Severance Plan, and (iii) non-competition and non-solicitation obligations pursuant to Section 10 of the Employment Agreement and Section 8 of the Severance Plan (the obligations referenced in the preceding clauses (i), (ii) and (iii) are herein referred to as the “Restrictive Covenants”). In entering into this Agreement, Employee acknowledges the continued effectiveness and enforceability of the Restrictive Covenants, and expressly reaffirms Employee’s commitment to abide by (and agrees that he will abide by) the terms of the Restrictive Covenants.

(b)    Nothing in this Agreement or the Restrictive Covenants shall prohibit or restrict Employee from lawfully (i) initiating communications directly with, cooperating with, providing information to, causing information to be provided to, or otherwise assisting in an investigation by any governmental or regulatory agency, entity, or official(s) (collectively, “Governmental Authorities”) regarding a possible violation of any law, (ii) responding to any inquiry or legal process directed to Employee individually from any such Governmental Authorities, (iii) testifying, participating, or otherwise assisting in an action or proceeding by any such Governmental Authorities relating to a possible violation of law, or (iv) making any other disclosures that are protected under the whistleblower provisions of any applicable law. Additionally, pursuant to the federal Defend Trade Secrets Act of 2016, Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (x) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (B) solely for the purpose of reporting or investigating a suspected violation of law, (y) is made to Employee’s attorney in relation to a lawsuit for retaliation against Employee for reporting a suspected violation of law, or (z) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Nothing in this Agreement requires Employee to obtain prior authorization from the Company or its affiliates before engaging in any conduct described in this Section 2(b), or to notify the Company or its affiliates that Employee has engaged in any such conduct.

3.    Severance Payments and Benefits. Provided that Employee (i) returns an executed copy of this Agreement to the Company, care of Megan Dick, Human Resources Director, 333 Clay Street, Suite 3300, Houston, TX 77002 or via email to megan.dick@talosenergy.com, no later than the close of business on June 19, 2019, (ii) as set forth in Section 20, returns to the Company a copy of the Confirming Release that has been signed by him on the Separation Date or within 21 days thereafter and does not revoke the Confirming Release pursuant to the terms of the Confirming Release and (iii) abides by the terms hereof (including those terms set forth in Section 2 above), then:

(a)    Employee shall receive the severance payments set forth in, and pursuant to, Section 5(a) of the Severance Plan.

(b)    Pursuant to Section 3(c) of the Restricted Stock Unit Agreement governing the 5,261 restricted stock units granted to Employee on August 29, 2018 and the 13,255 restricted stock units granted to Employee on March 5, 2019, the portion of the restricted stock units that are scheduled to vest within the 12-month period following the Separation Date shall immediately vest as of the Separation Date. For example, if the Separation Date is August 13, 2019, 6,172 restricted stock units will vest as of the Separation Date pursuant to this Section 3(b).

(c)    Pursuant to Section 4(b)(ii) of the Performance Share Unit Agreement governing the 10,521 target performance share units granted to Employee on August 29, 2018 and the 13,255 target performance share units granted to Employee on March 5, 2019, Employee shall be deemed to have satisfied the Service Requirement (as defined in the applicable award agreement) with respect to a portion of the performance share units determined by multiplying (i) the target number of performance share units granted by (ii) a fraction, the numerator of which is the number of days that elapsed between the Performance Period Commencement Date (as defined in the applicable grant notice) and the Separation Date, and the denominator of which is the total number of days in the Performance Period (as defined in the applicable grant notice), and such performance share units shall remain outstanding and, subject to the satisfaction of the Performance Goal (as defined in the applicable grant notice, award agreement, and all exhibits thereto), become Earned PSUs (as defined in the applicable award agreement), which shall be eligible for settlement in accordance with Section 6 of the applicable award agreement. For example, if the Separation Date is August 13, 2019, Employee will be deemed to have satisfied the Service Requirement as of the Separation Date with respect to 4,381 performance share units granted on August 29, 2018 and 2,712 performance share units granted on March 5, 2019.

Employee acknowledges and agrees that the consideration referenced in this Section 3 represents the entirety of the amounts Employee is eligible to receive as severance pay and benefits from the Company or any other Company Party, including under the Employment Agreement, the Talos Energy Inc. Long Term Incentive Plan, the Severance Plan or any other severance plan or policy of the Company or any other Company Party, but excluding any rights Employee may have with respect to Employee’s Series A Units and Series B Units in each of AP Talos Energy LLC, AP Talos Energy Debtco LLC, Riverstone Talos Energy Equityco LLC and Riverstone Talos Energy Debtco LLC (collectively, the “Feeder Units”). Employee further acknowledges that as of the Separation Date, Employee will automatically forfeit all unvested restricted stock units and performance share units for which the service requirement has not been satisfied as of the Separation Date, in each case, determined after giving effect to Section 3(b) and Section 3(c) above and such awards shall terminate automatically and without any further action by the Company and at no cost to the Company.

4.    Satisfaction of Severance Obligations; Receipt of Leaves and Other Compensation. Employee expressly acknowledges and agrees that Employee would not be entitled to the consideration set forth in Section 3 (or any portion thereof) but for Employee’s entry into this Agreement and the Confirming Release. Employee further acknowledges and agrees that Employee has been paid in full all bonuses, been provided all benefits, been afforded all rights and otherwise received all wages, compensation, and other sums that Employee has been owed or ever could be owed by each Company Party (with the exception of any sums to which Employee may be entitled pursuant to this Agreement) through the Signing Date. Employee further acknowledges and agrees that Employee has received or has waived all leaves (paid and unpaid) that Employee has been entitled to receive from each Company Party through the Signing Date. Except as otherwise provided in Section 3, this Agreement extinguishes all rights, if any, that Employee may have and ever could have, contractual or otherwise, relating to or arising out of Employee’s employment or the termination of Employee’s employment through the Signing Date.

5.    Complete Release of Claims.

(a)    For good and valuable consideration, including the consideration set forth in Section 3 (and any portion thereof), Employee hereby forever releases and discharges the Company, Parent, each of their respective affiliates, and each of their respective past, present, and future parents, subsidiaries, predecessors, successors, and assigns, along with each of the foregoing entities’ respective affiliates, owners, shareholders, partners, officers, directors, members, managers, employees, trustees, representatives, agents, attorneys, successors, administrators, fiduciaries, insurers, and benefit plans and the trustees and fiduciaries of such plans, in their personal and representative capacities (collectively, the “Company Parties”) from, and Employee hereby waives, any and all claims, demands, liabilities, and causes of action, whether statutory or at common law, including any claim for salary, benefits, payments, expenses, costs, damages, penalties, compensation, remuneration, contractual entitlements, and all claims or causes of action relating to any matter that actually or allegedly occurred, whether known or unknown, on or prior to the Signing Date, including, (i) any alleged violation of: (A) Title VII of the Civil Rights Act of 1964; (B) the Civil Rights Act of 1991; (C) Sections 1981 through 1988 of Title 42 of the United States Code; (D) the Employee Retirement Income Security Act of 1974 (“ERISA”); (E) the Immigration Reform Control Act; (F) the Americans with Disabilities Act of 1990; (G) the National Labor Relations Act; (H) the Occupational Safety and Health Act; (I) the Family and Medical Leave Act of 1993; (J) the Texas Labor Code (specifically including the Texas Payday Law, the Texas Anti-Retaliation Act, Chapter 21 of the Texas Labor Code, and the Texas Whistleblower Act); (K) any local, state, or federal anti-discrimination or anti-retaliation law; and (L) any other local, state, or federal law, regulation, or ordinance; (ii) any public policy, contract, tort, or common law claim; (iii) any allegation for costs, fees, or other expenses, including attorneys’ fees, related to any Released Claim; (iv) any and all claims Employee may have arising under or as the result of any alleged breach of any contract (including any offer letter, other employment contract, or incentive or equity-based compensation plan or agreement) with any Company Party; (v) any claim arising from, or relating to, Employee’s status as a holder of any interests in the Company or any other Company Party; and (vi) any claim for compensation or benefits of any kind not expressly set forth in this Agreement (collectively, the “Released Claims”). This Agreement is not intended to indicate that any such claims exist or that, if they do exist, they are meritorious. Rather, Employee is simply agreeing that, in exchange for any consideration received by Employee pursuant to Section 3, any and all potential claims of this nature that Employee may have against the Company Parties, regardless of whether they actually exist, are expressly settled, compromised, and waived. THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE COMPANY PARTIES.

(b) Notwithstanding this release of liability, nothing in this Agreement prevents Employee from filing any non-legally waivable claim, including a challenge to the validity of this Agreement, with the Equal Employment Opportunity Commission (“EEOC”), Securities and Exchange Commission (“SEC”) or other Governmental Authority, or participating in (or cooperating with) any investigation or proceeding conducted by the EEOC, SEC or other Governmental Authority; however, Employee understands and agrees that Employee is waiving any and all rights to recover any monetary or personal relief or recovery from a Company Party as a result of any Governmental Authority proceeding or subsequent legal actions. Further, in no event shall the Released Claims include (i) any claim that first arises after the Signing Date, including any claim to enforce Employee’s rights under this Agreement, (ii) any claim to any vested benefits under ERISA, (iii) any right to receive an award for information provided to any Governmental Authorities (including the SEC) or (iv) any claim with respect to the Feeder Units.

6.    Representations and Warranties Regarding Claims. Employee hereby represents and warrants that, as of the Signing Date, Employee has not filed any claims, complaints, charges, or lawsuits against any of the Company Parties with any governmental agency or with any state or federal court or arbitrator for, or with respect to, a matter, claim, or incident that occurred or arose out of one or more occurrences that took place on or prior to the Signing Date. Employee hereby further represents and warrants that Employee has not made any assignment, sale, delivery, transfer, or conveyance of any rights Employee has asserted or may have against any of the Company Parties with respect to any Released Claim.

7.    Employee’s Acknowledgements. Employee acknowledges that:

(a)    Employee has been advised, and hereby is advised in writing, to consult an attorney of Employee’s choosing before signing this Agreement;

(b)    Employee is not otherwise entitled to the consideration set forth in this Agreement, but for his entry into this Agreement and his entry into (and non-revocation of) the Confirming Release;

(c)    Employee fully understands the final and binding effect of this Agreement, Employee is signing this Agreement knowingly, voluntarily, and of Employee’s own free will, and Employee understands and agrees to each of the terms of this Agreement;

(d)    The only matters relied upon by Employee and causing Employee to sign this Agreement are the provisions set forth in writing within the four corners of this Agreement; and

(e)    No Company Party has provided any tax or legal advice to Employee regarding this Agreement and Employee has had an adequate opportunity to receive sufficient tax and legal advice from advisors of Employee’s own choosing such that Employee enters into this Agreement with full understanding of the tax and legal implications thereof.

8.    No Waiver. No failure by any Party at any time to give notice of any breach by the other Party of, or to require compliance with, any condition or provision of this Agreement or the Confirming Release shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

9.    Applicable Law. This Agreement and the Confirming Release shall be construed according to the laws of the State of Texas without regard to its conflict of laws principles that would result in the application of the laws of another jurisdiction; provided, however, that Section 3(b) and Section 3(c) shall be governed by the laws of the State of Delaware, excluding any conflicts of law principles that might refer such construction to the laws of another jurisdiction.

10.    Severability. The Parties hereby agree that any term or provision of this Agreement or the Confirming Release (or portion thereof) that renders such term or provision (or portion thereof) or any other term or provision (or portion thereof) of this Agreement or the Confirming Release invalid or unenforceable in any respect shall be severable and shall be modified or severed to the extent necessary to avoid rendering such term or provision invalid or unenforceable, and such modification or severance shall be accomplished in the manner that most nearly preserves the benefit of the Parties’ bargain hereunder.

11.    Withholding of Taxes and Other Employee Deductions. The Company may withhold from all payments made pursuant to this Agreement all federal, state, local, and other taxes and withholdings as may be required pursuant to any law or governmental regulation or ruling.

12.    Affiliate Definition. As used in this Agreement, the term “affiliate,” as used with respect to a particular person or entity, shall mean any other person or entity that owns or controls, is owned or controlled by, or is under common ownership or control with, such particular person or entity.

13.    Counterparts. This Agreement may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together will constitute one and the same agreement.

14.    Third-Party Beneficiaries. Each Company Party that is not a signatory hereto shall be a third-party beneficiary of Employee’s covenants and release of claims set forth in this Agreement and the Confirming Release and entitled to enforce such provisions as if it was a party hereto.

15.    Amendment; Entire Agreement. This Agreement may not be changed orally but only by an agreement in writing agreed to and signed by the Parties. This Agreement, the Severance Plan, Sections 9 and 10 of the Employment Agreement, and, with respect to Section 2, the Company’s employee handbook, constitute the entire agreement of the Parties with regard to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, oral or written, between Employee and any Company Party with regard to the subject matter hereof.

16.    Interpretation. Titles and headings to Sections hereof are for the purpose of reference only and shall in no way limit, define, or otherwise affect the provisions hereof. Unless the context requires otherwise, all references herein to a law, regulation, agreement, instrument or other document shall be deemed to refer to such law, regulation, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof, and references to particular provisions of laws or regulations include a reference to the corresponding provisions of any succeeding law or regulation. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” The words “herein”, “hereof”, “hereunder”, and other compounds of the word “here” shall refer to the entire Agreement and not to any particular provision hereof. The use herein of the word “including” following any general statement, term, or matter shall not be construed to limit such statement, term, or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term, or matter. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the Parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the Parties.

17.    Continued Cooperation. Following the Separation Date, Employee will provide the Company and, as applicable, the other Company Parties, with assistance, when reasonably requested by the Company, with respect to transitioning matters related to Employee’s job responsibilities and otherwise providing information relating to the duties Employee’s performed for the Company and the other Company Parties. In requesting and scheduling Employee’s assistance pursuant to this Section 17, the Company shall take into consideration Employee’s personal and professional obligations.

18.    Further Assurances. Employee shall, and shall cause Employee’s affiliates, representatives, and agents to, from time to time at the request of the Company and without any additional consideration, furnish the Company with such further information or assurances, execute and deliver such additional documents, instruments, and conveyances, and take such other actions and do such other things, as may be reasonably necessary or desirable, as determined in the sole discretion of the Company, to carry out the provisions of this Agreement.

19.    Section 409A. This Agreement and the payments provided hereunder are intended be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986 and the Treasury regulations and interpretive guidance issued thereunder (collectively, “Section 409A”) and shall be construed and administered in accordance with such intent. Each installment payment of the Separation Payment shall be deemed and treated as a separate payment for purposes of Section 409A. Notwithstanding the foregoing, the Company makes no representations that the benefits provided under this Agreement are exempt from the requirements of Section 409A and in no event shall the Company or any other Company Party be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by Employee on account of non-compliance with Section 409A.

20.    Reaffirmation of Release. On the Separation Date or within 21 days thereafter, Employee shall execute the Confirming Release Agreement that is attached as Exhibit A (the “Confirming Release”), and return his executed Confirming Release to the Company so that it is received by Company, care of Megan Dick, Human Resources Director, 333 Clay Street, Suite 3300, Houston, TX 77002 or via email to megan.dick@talosenergy.com, no later than 21 days after the Separation Date.

[The remainder of this page was left blank intentionally; the signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer thereof and Employee has executed this Agreement, in each case, as of the dates set forth beneath their signature blocks below, effective for all purposes as provided above.

EMPLOYEE

/s/ Michael L. Harding
Michael L. Harding

Date:	6/18/19

TALOS ENERGY OPERATING COMPANY LLC

By:	/s/ Timothy S. Duncan
Name: Timothy S. Duncan
Title: President and Chief Executive Officer

Date:	June 18, 2019

With respect to Section 3(b) and Section 3(c) only:

TALOS ENERGY INC.

By:	/s/ Timothy S. Duncan
Name: Timothy S. Duncan
Title: President and Chief Executive Officer

Date:	June 18, 2019

SIGNATURE PAGE TO

TRANSITION, SEPARATION AND RELEASE AGREEMENT

EXHIBIT A

CONFIRMING RELEASE AGREEMENT

This Confirming Release Agreement (the “Confirming Release”) is that certain Confirming Release referenced in Section 20 of the Transition, Separation and Release Agreement (the “Separation Agreement”), entered into by and between Talos Energy Operating Company LLC, a Delaware limited liability company (the “Company”), and Michael L. Harding (“Employee”). Unless sooner revoked by Employee pursuant to the terms of Section 4(c) below, Employee’s acceptance of this Confirming Release becomes irrevocable and this Confirming Release becomes effective on the eighth day after Employee signs it. Capitalized terms used herein that are not otherwise defined have the meanings assigned to them in the Separation Agreement. In signing below, Employee agrees as follows:

1.    Satisfaction of Severance Obligations; Receipt of Leaves and Other Compensation. Employee expressly acknowledges and agrees that Employee would not be entitled to the consideration set forth in Section 3 of the Separation Agreement (or any portion thereof) but for Employee’s entry into the Separation Agreement and this Confirming Release. Employee further acknowledges and agrees that Employee has been paid in full all bonuses, been provided all benefits, been afforded all rights and otherwise received all wages, compensation, and other sums that Employee has been owed or ever could be owed by each Confirming Released Party (as defined below) (with the exception of any sums to which Employee may be entitled pursuant to the Separation Agreement). Employee further acknowledges and agrees that Employee has received or has waived all leaves (paid and unpaid) that Employee has been entitled to receive from each Confirming Released Party. Except as otherwise provided in Section 3 of the Separation Agreement, this Confirming Release extinguishes all rights, if any, that Employee may have and ever could have, contractual or otherwise, relating to or arising out of Employee’s employment or the termination of Employee’s employment through the date Employee signs this Confirming Release.

2.    Complete Release of Claims.

(a)    For good and valuable consideration, including the consideration set forth in Section 3 of the Separation Agreement (and any portion thereof), Employee hereby forever releases and discharges the Company, Parent, each of their respective affiliates, and each of their respective past, present, and future parents, subsidiaries, predecessors, successors, and assigns, along with each of the foregoing entities’ respective affiliates, owners, shareholders, partners, officers, directors, members, managers, employees, trustees, representatives, agents, attorneys, successors, administrators, fiduciaries, insurers, and benefit plans and the trustees and fiduciaries of such plans, in their personal and representative capacities (collectively, the “Confirming Released Parties”), and Employee hereby waives, any and all claims, demands, liabilities, and causes of action, whether statutory or at common law, including any claim for salary, benefits, payments, expenses, costs, damages, penalties, compensation, remuneration, contractual entitlements, and all claims or causes of action relating to any matter that actually or allegedly occurred, whether known or unknown, on or prior to the date that Employee executed this Confirming Release, including, (i) any alleged violation of: (A) the Age Discrimination in Employment Act of 1967 (including as amended by the Older Workers Benefit Protection Act);

(B) Title VII of the Civil Rights Act of 1964; (C) the Civil Rights Act of 1991; (D) Sections 1981 through 1988 of Title 42 of the United States Code; (E) ERISA; (F) the Immigration Reform Control Act; (G) the Americans with Disabilities Act of 1990; (H) the National Labor Relations Act; (I) the Occupational Safety and Health Act; (J) the Family and Medical Leave Act of 1993; (K) the Texas Labor Code (specifically including the Texas Payday Law, the Texas Anti-Retaliation Act, Chapter 21 of the Texas Labor Code, and the Texas Whistleblower Act); (L) any local, state, or federal anti-discrimination or anti-retaliation law; and (M) any other local, state, or federal law, regulation, or ordinance; (ii) any public policy, contract, tort, or common law claim; (iii) any allegation for costs, fees, or other expenses, including attorneys’ fees, related to any Further Released Claim; (iv) any and all claims Employee may have arising under or as the result of any alleged breach of any contract (including any offer letter, other employment contract, or incentive or equity-based compensation plan or agreement) with any Confirming Released Parties; (v) any claim arising from, or relating to, Employee’s status as a holder of any interests in the Company or any other Confirming Released Party; and (vi) any claim for compensation or benefits of any kind not expressly set forth in the Separation Agreement (collectively, the “Further Released Claims”). This Confirming Release is not intended to indicate that any such claims exist or that, if they do exist, they are meritorious. Rather, Employee is simply agreeing that, in exchange for any consideration received by Employee pursuant to Section 3 of the Separation Agreement, any and all potential claims of this nature that Employee may have against the Confirming Released Parties, regardless of whether they actually exist, are expressly settled, compromised, and waived. THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE CONFIRMING RELEASED PARTIES.

(b)    Notwithstanding this release of liability, nothing in this Confirming Release or the Separation Agreement prevents Employee from filing any non-legally waivable claim, including a challenge to the validity of this Confirming Release, with the EEOC, SEC or other Governmental Authority, or participating in (or cooperating with) any investigation or proceeding conducted by the EEOC, SEC or other Governmental Authority; however, Employee understands and agrees that Employee is waiving any and all rights to recover any monetary or personal relief or recovery from a Confirming Released Party as a result of any Governmental Authority proceeding or subsequent legal actions. Further, in no event shall the Further Released Claims include (i) any claim that first arises after the date this Confirming Release is executed by Employee, including any claim to enforce Employee’s rights under this Confirming Release, (ii) any claim to any vested benefits under ERISA, (iii) any right to receive an award for information provided to any Governmental Authorities (including the SEC) or (iv) any claim with respect to the Feeder Units.

3.    Representations and Warranties Regarding Claims. Employee hereby represents and warrants that, as of the date on which Employee signs this Confirming Release, Employee has not filed any claims, complaints, charges, or lawsuits against any of the Confirming Released Parties with any governmental agency or with any state or federal court or arbitrator for, or with respect to, a matter, claim, or incident that occurred or arose out of one or more occurrences that took place on or prior to the date on which Employee signs this Confirming Release. Employee hereby further represents and warrants that Employee has not made any assignment, sale, delivery, transfer, or conveyance of any rights Employee has asserted or may have against any of the Confirming Released Parties with respect to any Further Released Claim.

4.    Employee’s Acknowledgements. Employee acknowledges that:

(a)    Employee has been advised, and hereby is advised in writing, to consult an attorney of Employee’s choosing before signing this Confirming Release;

(b)    No material changes have been made to this Confirming Release since it was first provided to Employee and Employee has been given sufficient time (at least 21 days) to review this Confirming Release and consider whether to accept this Confirming Release before signing it;

(c)    Employee has seven days after signing this Confirming Release to revoke it. This Confirming Release will not become effective or enforceable until the revocation period has expired. Any notice of revocation of the Confirming Release is effective only if received by Megan Dick, Human Resources Director, 333 Clay Street, Suite 3300, Houston, TX 77002 or via email to megan.dick@talosenergy.com in writing by 11:59 p.m., Central Standard Time, on or before the seventh day after Employee signs this Confirming Release (the “Revocation Expiration Date”). Employee understands that if an effective revocation is delivered in the foregoing manner and timeframe, then no consideration shall be provided to Employee pursuant to Section 3 of the Separation Agreement, and the release of claims set forth in Section 2 of this Confirming Release shall be of no force or effect, and all remaining provisions of the Separation Agreement and this Confirming Release shall remain in full force and effect;

(d)    Employee is not otherwise entitled to the consideration set forth in the Separation Agreement, but for his entry into the Separation Agreement and his entry into (and non-revocation of) this Confirming Release;

(e)    Employee fully understands the final and binding effect of this Confirming Release, Employee is signing this Confirming Release knowingly, voluntarily, and of Employee’s own free will, and Employee understands and agrees to each of the terms of this Confirming Release;

(f)    The only matters relied upon by Employee and causing Employee to sign this Confirming Release are the provisions set forth in writing within the four corners of this Confirming Release and the Separation Agreement; and

(g)    No Confirming Released Party has provided any tax or legal advice to Employee regarding this Confirming Release or the Separation Agreement and Employee has had an adequate opportunity to receive sufficient tax and legal advice from advisors of Employee’s own choosing such that Employee enters into this Confirming Release with full understanding of the tax and legal implications thereof.

5.    Return of Property. Employee represents and warrants that Employee has returned to the Company all property belonging to the Company and any other Confirming Released Party, including all computer files and other electronically stored information, client materials, electronically stored information, and other materials provided to Employee by the

Company or any other Confirming Released Party in the course of Employee’s employment and Employee further represents and warrants that Employee has not maintained a copy of any such materials in any form.

EMPLOYEE HAS CAREFULLY READ THIS CONFIRMING RELEASE, FULLY UNDERSTANDS HIS AGREEMENT, AND SIGNS IT AS HIS OWN FREE ACT.

MICHAEL L. HARDING

Date:

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